                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of the August 15, 1994, by and between D H TECHNOLOGY, INC., a California Corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITAL
         Borrower has requested from Bank the credit accommodations described below (collectively the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                  THE CREDITS

         SECTION 1.1.     LINE OF CREDIT.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including August 15, 1995, not to exceed at any time the aggregate principal amount of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00) ("Line of Credit"), the proceeds of which shall be used for working capital or to finance the acquisition of the assets or stock of target companies. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of

Credit Note"), all terms of which are incorporated herein by this reference.

         (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

         (c) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time up to and including August 15, 1995, to issue standby and/or commercial letters of credit for the account of Borrower and in favor of C Y Tech or other suppliers to finance Borrower's importation of inventory (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00). Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to August 15, 1995. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for advances thereunder.

Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of any such draft.

         SECTION 1.2.     FOREIGN EXCHANGE FACILITY.

         (a) Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign Exchange Facility") under which Bank, from time to time up to and including August 15, 1995, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of foreign currencies designated by Borrower; provided however, that the maximum outstanding principal balance of all such foreign exchange contracts shall not exceed at any time an aggregate of THREE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (US$3,750,000.00). No foreign exchange contract shall be executed for a term in excess of six (6) months or for a term which extends beyond August 15, 1995. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (US$750,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement between Borrower and Bank, substantially in the form of Exhibit B attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference.

         (b) Settlement. Each foreign exchange contract entered into by Bank under the Foreign Exchange Facility shall be settled on its maturity date by Bank's debit to any demand deposit account maintained by Borrower with Bank.

         SECTION 1.3.     INTEREST/FEES.

         (a) Interest. The outstanding principal balance of the Line of Credit shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time.

         The term "Prime Rate" shall mean at any time the rate of interest most recently announced within the Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Bank's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within the Bank.

         (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit (the "Note").

         (c) Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.

         SECTION 1.4. PAYMENT OF INTEREST/FEES. Bank shall, and Borrower hereby authorizes Bank to, debit any demand deposit account of Borrower with Bank for all payments of interest and fees as they become due on the Line of Credit. Should, for any reason whatsoever, the funds in any such demand deposit account be insufficient to pay all interest and/or fees when due, Borrower shall immediately upon demand remit to Bank the full amount of any such deficiency.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required by or at any time delivered to Bank in connection with this Agreement (with all of the foregoing referred to herein collectively as the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated December 31, 1993, heretofore delivered by Borrower to Bank is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest or encumbered any of its assets or properties except as disclosed by Borrower to Bank in writing prior to the date hereof or as permitted by this Agreement.

         SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any material pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. To the best of Borrower's knowledge Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

         SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the

Plan documents and under generally accepted accounting principles.

         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable environmental, hazardous waste, health and safety statutes and regulations governing its operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

                                  ARTICLE III

                                   CONDITIONS

         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to counsel of Bank.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

                 (i)   This Agreement and the Line of Credit Note.
                (ii)   Corporate Borrowing Resolution (N-28).
               (iii)   Certificate of Incumbency (C-001).
                (iv)   Foreign Exchange Agreement (C-140).
                 (v)   Authorization For Foreign Exchange Transactions (C-004).

         (c) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, covering risks, in amounts, issued by companies and in form and substance satisfactory to Bank.

         (d) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by

Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV

                             AFFIRMATIVE COVENANTS

         Borrower covenants that so long as any of the Credits remain available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay the interest and principal on each of the Loan Documents requiring any such payments at the times and place and in the manner specified therein, and any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any of the Credits is at any time in excess of any limitation on borrowings hereunder.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable coordinated time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 150 days after and as of the end of each fiscal year, an annual audited financial statement of Borrower, prepared by a big six certified public accountant, to include a balance sheet, income statement, statement of cash flows, and 10K statement;

         (b) not later than 60 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower, to include a balance sheet, income statement, statement of cash flows and 10Q statement;

         (c) from time to time such other information as Bank may reasonably request.

         SECTION 4.4. COMPLIANCE. Maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

         SECTION 4.5. INSURANCE. Maintain and keep in force insurance including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         SECTION 4.6. FACILITIES. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

         SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $500,000.00.

         SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:

         (a) Tangible Net Worth (defined as the aggregate of total stockholders' equity plus subordinated debt less the aggregate of any treasury stock, any intangible assets and any obligations due from stockholders, employees and/or affiliates) not at any time less than $35,000,000.00.

         (b) Ratio of Total Debt to Tangible Net Worth (defined as the aggregate of current liabilities and non-current liabilities less subordinated debt divided by Tangible Net Worth) not at any time greater than 1.0 to 1.0.

         (c) Profitable operations on an annual basis, determined as of fiscal year end.

         SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than fifteen (15) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) any material change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $500,000.00.

                                   ARTICLE V

                               NEGATIVE COVENANTS

         Borrower further covenants that so long as any of the Credits remains available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Bank which will not be unreasonably withheld:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

         SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Bank and any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

         SECTION 5.3.     MERGER, CONSOLIDATION, TRANSFER OF ASSETS.   Merge
into or consolidate with any corporation or other entity; make any substantial change in the nature of Borrower's business;

nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business.

         SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity.

         SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity.

         SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

         SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with this Agreement or any representation or warranty made by Borrower hereunder shall prove to be false, incorrect or incomplete in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

         (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

         (f) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

         (g) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;

Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (i) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

         SECTION 6.2. REMEDIES. If an Event of Default shall occur, (a) any indebtedness of Borrower under any of the Loan

Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to permit further borrowings hereunder shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.
All rights, powers and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:         D H TECHNOLOGY, INC.
                           15070 Avenue of Science
                           San Diego, CA  92128-3494
                           Chief Financial Officer

         BANK:             WELLS FARGO BANK, NATIONAL ASSOCIATION
                           San Diego Regional Commercial Banking Office
                           101 West Broadway, Suite 300
                           San Diego, CA  92101

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3.     COSTS, EXPENSES AND ATTORNEYS' FEES.   Borrower shall
pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (b) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Bank. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, any Guarantor or the business of any Guarantor, or any collateral required hereunder.

         SECTION 7.5.     ENTIRE AGREEMENT, AMENDMENT.  This
Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under Federal law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                                     WELLS FARGO BANK,
D H TECHNOLOGY, INC.                                   NATIONAL ASSOCIATION


By: /s/ William H. Gibbs                             By: /s/ Larry S. McDonald
    ----------------------------                         -----------------------
    William H. Gibbs                                     Larry S. McDonald
    CEO/President                                        Vice President

WELLS FARGO BANK                                                PROMISSORY NOTE
- - - - -------------------------------------------------------------------------------


$6,500,000.00                                             San Diego, California
                                                                August 15, 1994

        FOR VALUE RECEIVED, the undersigned DH TECHNOLOGY, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION
("Bank") at its office at San Diego RCBO, 101 West Broadway, Suite 300, San Diego, CA 92101, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $6,500,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of any principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

        Interest accrued on this Note shall be payable on the 15th day of each month, commencing September 15, 1994. The outstanding principal balance of this Note shall be due and payable in full on August 15, 1995. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

        Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of that certain Credit Agreement between Borrower and Bank defined below; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above.

        Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) WILLIAM GIBBS or JANET SHANKS, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of August 15, 1994, as amended from time to time. Upon the occurrence of any Event of Default as defined in said Credit Agreement, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

        Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

                        [WELLS FARGO BANK LETTERHEAD]

                            Exhibit B page 1 of 3


San Diego Regional
Commercial Banking Office
101 W. Broadway, Suite 300
San Diego, CA 92101

                              November 15, 1991

Mr. M. Dean Gilliam
DH Technology, Inc.
15070 Avenue of Science
San Diego, California 92128

Dear Dean:

        It is anticipated that from time to time your company (the "Customer") and Wells Fargo Bank, National Association ("Bank"), at the request of Customer, may enter into foreign exchange contracts for either spot or future delivery of foreign currencies and/or for options to purchase or sell (i.e., trade) foreign currencies. This agreement sets forth the terms and conditions governing such transactions as follows:

        1. Confirmations. Bank will send Customer a confirmation of each transaction duly requested by Customer and agreed to by Bank. Upon Customer's receipt of each such confirmation, Customer shall promptly sign and return a copy of such confirmation to Bank; provided however, that Customer's failure either to sign or to return any confirmation shall not release Customer from any of its obligations or liabilities hereunder or with respect to the foreign exchange transaction described therein.

        2. Performance. Should Customer fail fully to perform its obligations under any foreign exchange contract entered into by Bank with or for the benefit of Customer as set forth herein on the due date thereof, or to perform any of Customer's obligations under this agreement, or should Customer breach any representation or warranty made by Customer to Bank herein, without limiting Bank's rights and remedies under applicable law: (a) Bank may, in its sole discretion, cancel any foreign exchange contracts then existing for the benefit of Customer; (b) Customer shall indemnify Bank for and defend and hold Bank harmless from and against any and all damages, costs, expenses and losses that may arise from any such failure or breach, and/or from the exercise of Bank's rights as aforesaid, including without limitation, all losses resulting from the liquidation of Bank's positions in the relevant currencies, and all reasonable legal fees incurred by Bank in pursuance of its rights hereunder; and (c) Bank may set off and apply against Customer's liability to Bank any deposits or any other liability


                          Printed on Recycled Paper

Mr. M. Dean Gilliam
DH Technology, Inc.
November 15, 1991
Page 2


to Customer, irrespective of the due date or nature thereof, and notwithstanding that such set off may give rise to penalties for early withdrawal of funds.

        3. Cancellation. Bank shall evaluate any request for a trade hereunder individually, and may at its sole discretion refuse to enter into or perform any proposed foreign exchange contract, without prejudice to entering into or performing any other foreign exchange contract with or for the benefit of Customer. In the event that (a) Customer shall request that Bank cancel or extend the term of a foreign exchange contract, and (b) Bank, in its sole discretion, shall agree to such request, Customer shall forthwith reimburse Bank for any and all damages, costs, expenses and losses that may arise as a result thereof, including without limitation, all losses resulting from the liquidation of Bank's position in the relevant currency.

        4. Warranties. Each request by Customer that Bank enter into a foreign exchange contract with or for the benefit of Customer shall be deemed a representation and warranty by Customer that such transaction is in conformity with all applicable laws and regulations. Bank is not an investment advisor, and hereby disclaims all investment advice with respect to any transaction ordered by Customer pursuant hereto. Customer agrees to take the sole risk of any and all market fluctuations in any currency traded pursuant to the terms hereof.

        5. Liability. Bank shall not be liable for any losses or damages in consequence of any present or future laws, regulations or other directives of any government or of any other event or circumstances beyond its control, or due to any other actions performed by Bank pursuant to the terms hereof, all such risks being expressly assumed by Customer, except for the gross negligence or willful misconduct of Bank. In no event shall Bank be responsible or liable for any consequential damages resulting from its actions pursuant to this agreement. The provisions of this paragraph 5 shall survive any termination of this agreement.

        6. Term. This agreement may be terminated in writing by either party, at which point the obligations of the parties hereto shall end, except for closing out existing foreign exchange contracts and except as otherwise set forth herein.

        7. Successors and Assigns. This agreement shall be binding on and inure to the benefit of the respective legal

Mr. M. Dean Gilliam
DH Technology, Inc.
November 15, 1991
Page 3


representatives, successors and assigns of Bank and Customer; provided however, that Customer may not assign or otherwise transfer any of its rights or obligations under this agreement or any foreign exchange contract subject hereto without the prior written consent of Bank.

        8. Governing Law. This agreement and all foreign exchange contracts subject hereto shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein.

        Please indicate your acceptance of the terms and conditions contained herein by signing and dating the enclosed copy and returning it to Bank at the above address.

                                                Very truly yours,

                                                WELLS FARGO BANK,
                                                  NATIONAL ASSOCIATION


                                                By: /s/ Kimberly D. Kramer
                                                    --------------------------
                                                        Kimberly D. Kramer
                                                Title:  Vice President and
                                                        Loan Team Leader

Agreed and accepted as of       12/19/91      1991:
                          -------------------------

DH TECHNOLOGY, INC.


By:  /s/  M D Gilliam
     --------------------------
Title:  CFO



C-140 (Revised 08/90)

WELLS FARGO BANK                                                PROMISSORY NOTE
- - - - -------------------------------------------------------------------------------

                                  Exhibit A




$6,500,000.00                                             San Diego, California
                                                                August 15, 1994

        FOR VALUE RECEIVED, the undersigned DH TECHNOLOGY, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION
("Bank") at its office at San Diego RCBO, 101 West Broadway, Suite 300, San Diego, CA 92101, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $6,500,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of any principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

        Interest accrued on this Note shall be payable on the 15th day of each month, commencing September 15, 1994. The outstanding principal balance of this Note shall be due and payable in full on August 15, 1995. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

        Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of that certain Credit Agreement between Borrower and Bank defined below; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above.

        Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) WILLIAM GIBBS or JANET SHANKS, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of August 15, 1994, as amended from time to time. Upon the occurrence of any Event of Default as defined in said Credit Agreement, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

        Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

WELLS FARGO BANK                                        LOAN DISBURSEMENT ORDER
- - - - -------------------------------------------------------------------------------

DATE:  August 15, 1994

OFFICE:  San Diego RCBO, 101 West Broadway Suite 300, San Diego, CA 92101

Wells Fargo Bank, National Association, is hereby authorized to pay the proceeds of the credit accommodation to the undersigned granted in the principal amount of $6,500,000.00 to the order of:

_______________________________________________________________________________
              NAME                                                  AMOUNT
_______________________________________________________________________________
As Requested                                                     $
_______________________________________________________________________________
                                                                 $
_______________________________________________________________________________
                                                                 $
_______________________________________________________________________________
                                                                 $
_______________________________________________________________________________
                                                                 $
_______________________________________________________________________________
                                                                 $
_______________________________________________________________________________

D H TECHNOLOGY, Inc.

By: /s/ William H. Gibbs
    ------------------------------
    WILLIAM H. GIBBS
    CEO/PRESIDENT

WELLS FARGO BANK                                CORPORATE RESOLUTION: BORROWING
- - - - -------------------------------------------------------------------------------

TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION

        RESOLVED: That this corporation, D H TECHNOLOGY, INC., proposes to obtain credit from time to time, or has obtained credit from Wells Fargo Bank, National Association ("Bank").

        BE IT FURTHER RESOLVED, that any one of the following officers:

        CHIEF EXECUTIVE OFFICER/PRESIDENT OR ACTING CFO/SECRETARY

        together with any one of the following officers:




of this corporation be and they are hereby authorized and empowered for and on behalf of and in the name of this corporation and as its corporate act and deed:

        (a) To borrow money from Bank and to assume any liabilities of any other person or entity to Bank, in such form and on such terms and conditions as shall be agreed upon by those authorized above and Bank, and to sign and deliver such promissory notes and other evidences of indebtedness for money borrowed or advanced and/or for indebtedness assumed as Bank shall require; such promissory notes or other evidences of indebtedness may provide that advances be requested by telephone communication and by any officer, employee or agent of this corporation so long as the advances are deposited into any deposit account of this corporation with Bank; this corporation shall be bound to Bank by, and Bank may rely upon, any communication or act, including telephone communications, purporting to be done by any officer, employee or agent of this corporation provided that Bank believes, in good faith, that the same is done by such person.

        (b) To contract for the issuance by Bank of letters of credit, to discount with Bank notes, acceptances and evidences of indebtedness payable to or due this corporation, to endorse the same and execute such contracts and instruments for repayment thereof to Bank as Bank shall require, and to enter into foreign exchange transactions with or through Bank.

        (c) To mortgage, encumber, pledge, convey, grant, assign or otherwise transfer all or any part of this corporation's real or personal property for the purpose of securing the payment of any of the promissory notes, contracts, instruments and other evidences of indebtedness authorized hereby, and to execute and deliver to Bank such deeds of trust, mortgages, pledge agreements and/or other security agreements as Bank shall require.

        (d) To perform all acts and to execute and deliver all documents described above and all other contracts and instruments which Bank deems necessary or convenient to accomplish the purposes of this resolution and/or to perform or continue the rights, remedies and security interests to be given to Bank hereunder, including without limitation, any modifications, renewals and/or extensions of any of this corporation's obligations to Bank, however evidenced; provided that the aggregate principal amount of all sums borrowed and credits established pursuant to this resolution shall not at any time exceed the sum of $7,250,000.00 outstanding and unpaid.

        Loans made pursuant to a special resolution and loans made by offices of Bank other than the office to which this resolution is delivered shall be in addition to foregoing limitation.

        BE IT FURTHER RESOLVED, that the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered to Bank and shall continue in full force and effect until Bank shall have received notice in writing, certified by the Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Bank, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Bank's receipt of such notice. The authority hereby conferred shall be deemed retroactive, and any and all acts authorized herein which were performed prior to the passage of this resolution are hereby approved and ratified.

                    SEE REVERSE OF FORM FOR CERTIFICATION

WELLS FARGO BANK                                     CERTIFICATE OF INCUMBENCY
- - - - ------------------------------------------------------------------------------


TO: WELLS FARGO BANK, NATIONAL ASSOCIATION


        The undersigned, JANET SHANKS, Secretary of D H TECHNOLOGY, INC., a corporation created and existing under the laws of the State of California, hereby certifies to Wells Fargo Bank, National Association ("Bank") that the following named persons are those duly elected officers of this corporation specified in the Corporate Resolution attached hereto and that the signatures opposite their names are their true signatures:



Title                       Name                       Signature

CEO/President               William H. Gibbs           /s/ William H. Gibbs
- - - - --------------------        --------------------       -----------------------

Acting CFO/Secretary        Janet W. Shanks            /s/ Janet W. Shanks
- - - - --------------------        --------------------       -----------------------

- - - - --------------------        --------------------       -----------------------

- - - - --------------------        --------------------       -----------------------

- - - - --------------------        --------------------       -----------------------

- - - - --------------------        --------------------       -----------------------


        The undersigned further certifies that should any of the above-named officers change, or should the signature requirements of said Corporate Resolution change, this corporation shall provide Bank immediately with a new Certificate of Incumbency. Bank is hereby authorized to rely on this Certificate until a new Certificate certified by the Secretary of this corporation is received by Bank.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the
corporate seal of said corporation as of               , 19  .



                                            /s/ Janet W. Shanks
                                            ----------------------------------
                                            JANET SHANKS, Secretary


(SEAL)

                              AUTHORIZATION FOR
                        FOREIGN EXCHANGE TRANSACTIONS


TO:  WELLS FARGO BANK
       NATIONAL ASSOCIATION


        Effective as of August 15, 1994, Wells Fargo Bank, National Association ("Bank") is authorized to act on the telephone orders for foreign exchange transactions initiated by, and to accept confirmations for foreign exchange transactions from, the following individuals on behalf of D H Technology, Inc. (the "Company").

A.  Individuals authorized to execute foreign exchange transactions:

    Name (print or type)                   Signature

1.  Teri Weathers                          /s/ Teri L. Weathers
    ---------------------------------      ---------------------------------

2.  Barbara Sepich                         /s/ Barbara A. Sepich
    ---------------------------------      ---------------------------------

3.  Janet Shanks                           /s/ Janet Shanks
    ---------------------------------      ---------------------------------

4.  Bill Gibbs                             /s/ William Gibbs
    ---------------------------------      ---------------------------------


B.  Individuals authorized to sign foreign exchange confirmations:

    Name (print or type)                   Signature

1.  Janet Shanks                           /s/ Janet Shanks
    ---------------------------------      ---------------------------------

2.  Bill Gibbs                             /s/ William Gibbs
    ---------------------------------      ---------------------------------

3.  David Ledwell                          /s/ David Ledwell
    ---------------------------------      ---------------------------------

4.
    ---------------------------------      ---------------------------------

        Should any designation set forth above change, the Company shall provide Bank immediately with a new Authorization. Bank is hereby authorized to rely on the designations set forth in this Authorization until a new Authorization from the Company, duly executed, is received by Bank.

                                     D H Technology, Inc.


                                     By: /s/ William H. Gibbs
                                         -----------------------------------
                                         William H. Gibbs
                                         CEO/President

WELLS FARGO BANK                              AUTOMATIC TRANSFER AUTHORIZATION
- - - - ------------------------------------------------------------------------------

                  TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

              You are hereby authorized to charge the undersigned's deposit account number 4771-478559 the following payments and/or fees as they become due on all commercial loans you have granted, or may hereafter grant, to the undersigned:



                                         -----
              Interest Only              XXXXX
                                         -----

                                         -----
              Principal Only
                                         -----

                                         -----
              Principal and Interest
                                         -----

                                         -----
              Fees
                                         -----

              This authorization shall remain in full force and effect until written revocation from the undersigned has been received by Wells Fargo Bank, National Association at its San Diego RCBO, 101 West Broadway, Suite 300, San Diego, CA 92121.


                                                   Date: August 15, 1994



     D H Technology, Inc.
     --------------------

     By: /s/  William H. Gibbs
         ---------------------
         William H. Gibbs
         CEO/President